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[LOGO]TAKENAKA & COMPANY LLC
      INVESTMENT BANKING & CONSULTING
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      GLOBAL HEADQUARTERS: HOME SAVINGS OF AMERICA TOWER
      660 South Figueroa Street Suite 1600 Los Angeles, California  90017
      Telephone: (213) 891-0060 FAX: (213) 891-0168
      E-mail: tc@takenakaco.com

November 3, 1999

Mr. Jim Miller
Chairman and CEO
ImageWare Software
10883 Thornmint Road
San Diego, CA  92127

Dear Mr. Miller:

In connection with the loan transaction between ImageWare Software ("the Company") and Atlus Co. Ltd. ("Atlus"), you have requested that Takenaka & Company LLC ("Takenaka") assist the Company in keeping Atlus informed on a timely basis of events/and or transactions occurring that would be of interest to Atlus. Takenaka's role would be to observe and report to Atlus on all matters that Takenaka, in its sole discretion, deems to be informative. All information communicated will be discussed with you or your designee, and you will also be copied on any documents transmitted to Atlus. It is anticipated by all parties concerned that this will enhance Atlus' understanding of the Company and its strategy and action plan.

Takenaka will bill the Company for its professional services based on standard billing rates for the individuals involved, plus reimbursement for out of pocket expenses. Such expenses shall include among other items: air and ground transportation, telephone, telefax, photocopying, printing, overtime expenses including meals, materials and supplies. In addition, Takenaka charges an administrative fee of $15 per professional hour to cover administrative support.

Takenaka will bill the Company for professional fees upon closing of the intended initial public offering. Reimbursement for out of pocket expenses will be billed as incurred.

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[LOGO]TAKENAKA & COMPANY LLC

    We look forward to working with you on this important assignment.

    Very truly yours,

    /s/ Alvin D. Kang
    Alvin D. Kang
    Executive Vice President
    Takenaka & Company LLC



    Agreed to and Accepted by:

    /s/ S. James Miller, Jr.
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    Name and Title

    Nov. 8, 1999
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    Date

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